SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2006

BEAR STEARNS ASSET BACKED SECURITIES I LLC
(Exact name of registrant as specified in its charter)

Delaware	333-125422	20-0842986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
383 Madison Avenue New York, New York		10l79
(Address of Principal Executive Offices)		(Zip Code)

Registrants telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.04        Failure to Make a Required Distribution.

On October 23, 2006, the Securities Administrator determined the Group Two service fee strip for the Bear Stearns Asset Backed Securities Trust 2006-SD1, was erroneously applied to all loans in the group at issuance. As a result, the strip fee has been paid incorrectly since March 2006. Additional interest in aggregate amount of $145,778.84 was paid on October 25, 2006 to the B-IO class. These funds are being paid from the distribution account where they have been accumulating since March 2006. The October 25, 2006 remittance report reflects this correction, and a footnote was added to disclose the reason for the additional interest being paid to the B-IO class.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

        STRUCTURED ASSET MORTGAGE
        INVESTMENTS II INC.

        By: /s/ Joseph T. Jurkowski, Jr.
        Name: Joseph T. Jurkowski, Jr.
        Title:   Vice President

Dated: October 25, 2006